                                   EXHIBIT XI

                              ALCIDE CORPORATION
                 COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE


                                                                For the Years Ended May 31,

                                                             1994                1995                1996
Weighted average number of common shares
outstanding                                             2,296,478           2,662,357           2,623,355

Assuming conversion of Series 1 preferred stock           291,345                 ---                 ---
Assuming exercise of options reduced by the
  number of shares which could have been
  purchased with the proceeds from exercise
  of such options                                          66,601             103,605             208,733

                                                        ---------           ---------           ---------
Weighted average common shares outstanding
  and common share equivalents                          2,654,424           2,765,962           2,832,088
                                                        ---------           ---------           ---------
                                                        ---------           ---------           ---------

Net income per share                                         $.40                $.60                $.82
                                                        ---------           ---------           ---------
                                                        ---------           ---------           ---------


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


CORPORATE OFFICE
8561 154th Avenue NE
Redmond, Washington 98052
Phone: (206) 882-2555
Fax:   (206) 861-0173



AUDITORS
Arthur Andersen LLP
801 Second Avenue, Suite 800
Seattle, WA   98104



COMMON STOCK LISTING
NASDAQ
(Symbol - ALCD)



TRANSFER AGENT AND REGISTRAR
American Securities Transfer and Trust, Incorporated
938 Quail Street, Suite 101
Lakewood, Colorado  80515


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